                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 19, 2004


                              PATRON SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                        0-25675                 74-3055158
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)


THE OAKS - WINDSOR LODGE, 51 MACEWEN DRIVE, UNIT #6, OSPREY, FL      34229
        (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (941) 966-7800


           311 BELLE FORET DRIVE, SUITE 150 LAKE BLUFF, IL      60044
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On January 19, 2004, Patron Systems, Inc. (the "Registrant"), received notification from Grant Thornton LLP of its decision to resign as the Registrant's independent public accountants, effective immediately. Patron is in the process of negotiating certain aspects of Grant Thornton's resignation and will file an amended Current Report on Form 8-K once these discussions are completed.

ITEM 5. OTHER EVENTS

     On January 21, 2004, Patrick J. Allin resigned as Chief Executive Officer and Acting Chief Financial Officer of the Registrant. The resignation was made due to delayed funding of the Registrant. Mr. Allin has agreed to return to the Company once funding is received.

     While written funding commitments have been successively renewed by InterCap Group, LLC, in addition to oral commitments made Friday, January 23, 2004, funding has not been received to date and, accordingly, the Company cannot assure that such funding will be received.

ITEM 6.  RESIGNATION OF DIRECTOR.

     On January 21, 2004, Patrick J. Allin resigned as Director of the Registrant. His resignation letter was tendered to the Chairman of Board, Robert
E. Yaw II.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number                           Description
--------------      ------------------------------------------------------------
     17             Letter dated January 21, 2004 from Patrick J. Allin
                    indicating his resignation as Vice Chairman of the Board of
                    Directors of the Registrant.


                                      *****

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  PATRON SYSTEMS, INC.


                                                  By: /s/ Robert E. Yaw
                                                      --------------------------
                                                      Robert E. Yaw
                                                      Chairman of the Board

Date: January 26, 2004